UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2016

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On October 12, 2016, CIRCOR International, Inc. (the “Company”), entered into an Agreement and Plan of Merger by and among the Company, Downstream Holding, LLC, a Delaware limited liability company (“Downstream”), Downstream Acquisition LLC, a Delaware limited liability company and wholly‑owned subsidiary of the Company, and Sun Downstream, LP, a Delaware limited partnership to acquire all of the outstanding units of Downstream. Subsidiaries of Downstream, which do business as Critical Flow Solutions, manufacture critical severe service equipment for refining operations. Under its DeltaValve brand, the company offers solutions for the delayed coking process in refineries, and under its TapcoEnpro brand, the company provides solutions for the fluid catalytic cracking process in refineries. Critical Flow Solutions has a total of approximately 200 employees at its Salt Lake City, Utah headquarters, Houston, Texas facilities and Barnsley, England service center.

The consideration payable by the Company pursuant to the terms of the Merger Agreement is $195 million, subject to (i) up to an additional $15 million payable pursuant to an earn-out relating to achievement of specified business performance targets by the acquired business in the twelve month period ended September 30, 2017, (ii) increase or decrease based on deviation, subject to certain limitations, from a working capital target, (iii) decrease for indebtedness and certain transactions expenses of Downstream, (iv) increase for the amount of Downstream’s cash as of the closing, and (v) a potential increase for certain transaction related tax benefits, net of certain adjustments, if and when realized by the Company. The Merger Agreement contains customary representations, warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other parties for breaches of representations, warranties and covenants, and other specified matters.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

As further described in Item 2.01 below the transaction closed on October 13, 2016. The Company funded the purchase price from borrowings under the Company’s existing credit agreement as further described in Item 2.03 below.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth above in Item 1.01 is incorporated by reference herein. On October 13, 2016, the Company completed the acquisition of Downstream pursuant to the terms of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, the Company acquired all of the outstanding units of Downstream for total consideration at closing of approximately $199 million in cash, net of cash acquired, including estimated adjustments for Downstream’s working capital.

The Company used borrowings under its bank credit facility, as discussed below in Item 2.03 to fund the acquisition.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 13, 2016, to fund the acquisition of Downstream described under Items 1.01 and 2.01 above, the Company borrowed $205 million under the Company’s existing Credit Agreement among the Company, as borrower, certain subsidiaries of the Company, as guarantors, and the lenders from time to ti me parties thereto, including SunTrust Bank as administrative agent for the lenders (the “Credit Agreement”).

Variable rate borrowings under the Credit Agreement bear interest at LIBOR plus a spread ranging from 1.0% to 1.875% depending on the Company’s leverage ratio applicable at the time of the borrowings.  The interest rate applicable to the borrowings for the acquisition of Downstream is LIBOR plus 1.25%.  Borrowing capacity under the Credit Agreement is limited by two financial covenants. The most restrictive borrowing capacity covenant in the Credit Agreement requires the Company to maintain a maximum ratio of Consolidated Total Debt to Consolidated EBITDA (each term as defined in the Credit Agreement), of not more than 3.5 to 1.0 for the most recent four fiscal quarters, provided that the leverage ratio may increase up to 4.0 to 1.0 for any fiscal quarter in which a Permitted Acquisition (as defined in the Credit Agreement) is consummated and the next succeeding fiscal quarter.  The Downstream acquisition constituted a Permitted Acquisition. The Credit Agreement also requires the maintenance of an interest coverage ratio, Consolidated EBITDA to Consolidated Interest Expense (each term as defined in the Credit Agreement), of at least 3.0 to 1.0.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement attached as Exhibit 10.1 to the Company's Form 10-Q, filed with the Securities and Exchange Commission on August 1, 2014, which exhibit is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 14, 2016, Norman E. Johnson resigned from the Company’s Board of Directors in order to focus on other board and personal commitments. The Board accepted Mr. Johnson’s resignation. CIRCOR’s Board and management team thank Mr. Johnson for his years of dedication and service to CIRCOR.

Item 7.01. Regulation FD Disclosure.

On October 13, 2016 the Company issued a press release announcing the acquisition of Downstream Holding, LLC. The press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits:

Exhibit Number	Document Description
2.1*	Agreement and Plan of Merger dated October 12, 2016
99.1	Press release dated October 13, 2016

* The Company hereby agrees to provide the Commission, upon request, copies of any omitted exhibits or schedules to this exhibit required by Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2016                 CIRCOR INTERNATIONAL, INC.

/s/ Rajeev Bhalla
By:     Rajeev Bhalla

Title:	Executive Vice President and Chief Financial Officer